Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB into the Company’s previously filed Registration Statements on Form S-8 (File No. 333-45906).

VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

September 13, 2002